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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Republic New York Corporation

We consent to incorporation by reference in Registration Statements (No. 333-42421, No. 333-42421-01 and No. 333-42421-02) of Form S-3 and in
Registration Statements (No. 33-57351, No. 33-38789 and No. 33-49639) on Form S-8 of Republic New York Corporation of our report dated January 19, 1999, relating to the consolidated statements of condition of Republic New York Corporation as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, and the consolidated statements of condition of Republic National Bank of New York as of December 31, 1998 and 1997, which report appears in the 1998 Republic New York Corporation Annual Report on Form 10-K.

KPMG LLP

New York, New York
March 8, 1999